UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2014

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On March 3, 2014, Safi R. Bahcall, Ph.D. notified the Board of Directors of Synta Pharmaceuticals Corp. (“Synta” or the “Company”) of his resignation as the President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Synta, effective immediately. The Compensation Committee of the Board is currently in discussions with Dr. Bahcall regarding the terms of a Separation Agreement. When such agreement is finalized, Synta will file a Current Report on Form 8-K with respect to such agreement.

(c)                                  In connection with Dr. Bahcall’s resignation, on March 3, 2014, the Board appointed an Executive Committee of the Board (the “Executive Committee”), which will be chaired by Keith R. Gollust, Synta’s Chairman of the Board, and include current director Robert N. Wilson, retired Vice Chairman of Johnson & Johnson, and newly appointed director Paul A. Friedman, M.D., the former Chief Executive Officer of Incyte Corporation. The Executive Committee will serve as the principal executive body for the Company and Mr. Gollust will serve as the principal executive officer until such time as a Chief Executive Officer is named.  Information regarding Mr. Gollust’s business experience is included in Synta’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2013 (File No. 001-33277) under the caption “Management and Corporate Governance—The Board of Directors”, which is incorporated herein by reference.

(d)                                 On March 3, 2014, the Board appointed Paul A. Friedman, M.D. as a director to fill the vacancy created by Dr. Bahcall’s resignation. Dr. Friedman will serve as a Class III director until the 2016 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.  In addition to his appointment to serve on the Executive Committee as noted in Item 5.02(c) above, Dr. Friedman has also been appointed to serve on the Compensation Committee of the Board of Directors.

Dr. Friedman will be compensated for his service on Synta’s Board of Directors under Synta’s Amended and Restated Director Compensation Policy (the “Policy”), a copy of which is filed as Exhibit 10.2 to Synta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and is incorporated herein by reference. Pursuant to the Policy, in connection with his appointment to Synta’s Board of Directors, (i) on March 3, 2014, Dr. Friedman was granted a non-qualified stock option to purchase 20,000 shares of Synta’s common stock, $0.01 par value per share (the “Common Stock”), which vests as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% of the shares on the last day of each successive three month period thereafter, subject to Dr. Friedman’s continued service as a director, and has an exercise price of $6.15 per share, which was the closing price of the Common Stock on March 3, 2014, and (ii) Dr. Friedman will receive a prorated annual fee of $10,000 for his service on the Board of Directors for the period from April 1, 2014 through June 30, 2014.  In addition, Dr. Friedman and the Company will also enter into an indemnification agreement, the form of which is attached as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-138894), filed with the SEC on December 1, 2006. There are no understandings or arrangements between Dr. Friedman and any other person pursuant to which Dr. Friedman was elected as a director.

ITEM 8.01                                  Other Events.

On March 3, 2014, Synta issued a press release announcing the management changes described above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: March 3, 2014	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer